UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2017

(Date of earliest event reported)

Cinedigm Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31810	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 West 36th Street, 7th Floor, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-206-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2017, Cinedigm Corp. (the “Company”) consummated the previously announced transactions pursuant to the Stock Purchase Agreement (the “Bison Agreement”) dated as of June 29, 2017, by and between the Company and Bison Entertainment Investment Limited, a wholly owned subsidiary of Bison Capital Holding Company Limited (“Bison”). Accordingly, the Company issued and sold to Bison 19,666,667 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) for a purchase price of $29,500,000 pursuant to the Bison Agreement and 333,333 shares of Common Stock to Christopher J. McGurk, the Company’s Chief Executive Officer, for an aggregate purchase price of $500,000 pursuant to the Stock Purchase Agreement (the “McGurk Agreement”) dated as of November 1, 2017 by and between the Company and Mr. McGurk. Mr. McGurk’s purchase price was paid by the cancellation of second lien notes previously issued to Mr. McGurk pursuant to the Second Lien Loan Agreement, dated as of July 14, 2016, by and between the Company, certain Lenders (as defined therein), and Cortland Capital Market Services LLC, as Agent, as amended (the “Loan Agreement”). The shares issued and sold to Bison and Mr. McGurk are referred to as the “Private Placement Shares.”

The Company has also completed the transactions contemplated by the exchange agreements dated July 10, 2017 (the “Exchange Agreements” and such transactions, together with the sale of the Private Placement Shares and the related transactions contemplated by the Bison Agreement, the “Transactions”), among the Company and holders representing approximately 99% by principal amount of the Company’s outstanding 5.5% Convertible Senior Notes due 2035 (the “Notes”), exchanging a combination of cash and shares of Class A Common Stock for the outstanding $46,256,000 principal amount of Notes held by such holders, which were retired (the “Notes Exchange”). In total under the Exchange Agreements, $48,229,000 principal amount of Notes were surrendered for retirement in exchange for aggregate cash payments of $17,131,841.26, plus accrued and unpaid interest on such Notes at the time of exchange, 3,536,783 shares of Class A Common Stock (the “Exchange Shares”) and $1,462,000 principal amount of second lien notes issued pursuant to the Loan Agreement.

The receipt of the CFIUS approval, which was a condition to closing the Transactions under the Bison Agreement, was waived by Bison, in its sole discretion, as of November 1, 2017, by and between Bison and the Company (the “Waiver”). The Waiver provided for the closing of the Transactions prior to a final CFIUS determination on the condition that the Purchase Price (as defined therein) paid by Bison for its Private Placement Shares be returned within fifteen (15) days if: (i) CFIUS subsequently approved the transactions contemplated by the Purchase Agreement (as defined therein), but, as part of such approval, imposed measures to mitigate national security concerns that Bison reasonably deems to be unacceptable; or (ii) CFIUS refused to grant approval of the Transactions or required that Bison divest its investment in the Company.

The proceeds from the sale of the Private Placement Shares were used, in part, for cash payments under the Notes Exchange, and the remainder will be used for working capital and other general corporate purposes.

On October 31, 2017, the Company filed a Fifth Amended and Restated Certificate of Incorporation, pursuant to which (i) the number of shares of Common Stock authorized for issuance was increased to 60,000,000 shares, (ii) share transfer restrictions under Article Fourth were eliminated and (iii) two inactive classes of capital stock, the Class B common stock and the Series B Junior Participating preferred stock, were eliminated.

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In connection with the consummation of the Transactions, on November 1, 2017, the Company entered into a registration rights agreement pursuant to which it agreed to register the resale of the Private Placement Shares (the “Registration Rights Agreement”).

In connection with the consummation of the Transactions, on November 1, 2017, the Company also entered into separate voting agreements with certain holders of Common Stock, consisting primarily of members of the Company’s Board of Directors and management (the “Voting Agreements”), pursuant to which each such holder agreed to vote shares of Common Stock owned or controlled by him in favor of Bison’s designees to the Board of Directors in future elections, among other things, subject to the terms thereof.

The McGurk Agreement, Registration Rights Agreement and Voting Agreements contain representations, warranties, covenants and events of default as are customary for transactions of this type and nature.

The foregoing descriptions of the Fifth Amended and Restated Certificate of Incorporation, the McGurk Agreement, the Registration Rights Agreement and the Voting Agreements are qualified in their entirety by reference to such agreements, which are filed as Exhibits 3.1, 10.1, 10.2 and 10.3 attached hereto.

On November 1, 2017, the Company issued a press release announcing the Transactions, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference. The Private Placement Shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares were issued pursuant to Section 3(a)(9) of the Securities Act.

Item 5.01	Changes in Control of Registrant.

The information set forth under Item 1.01 above and Item 5.02 below is incorporated herein by reference.

As a result of the consummation of the Transactions, on November 1, 2017, Bison acquired 19,666,667 shares of Common Stock, representing approximately 54.6% of the issued and outstanding Common Stock of the Company, for a total purchase price of $29,500,000 pursuant to the Bison Agreement. The source of funds for Bison’s purchase of Private Placement Shares was working capital.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 set forth above is incorporated herein by reference.

Immediately prior to the closing of the Transactions, there were four (4) directors on the Company’s Board of Directors (the “Board”) who were elected at the Company’s annual meeting of stockholders on August 31, 2017, and one vacancy. Pursuant to the Bison Agreement, the Company agreed that as of the closing of the Transactions, the Board will consist of seven (7) directors, and Bison will be entitled to designate two (2) out of the seven (7) directors to serve on the Board. Accordingly, at the closing of the Transactions on November 1, 2017, the number of directors of the Board was set at seven (7), Mr. Peixin Xu and Mr. Peng Jin designated by Bison were appointed as directors to serve on the Board, both of whom are currently directors of Bison. Neither Mr. Xu nor Mr. Jin has any family relationship with any director, executive officer or other director designee of the Company, nor has either held any previous position with the Company.

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Mr. Peixin Xu, 46, founded Bison, an investment company with a focus on the media and entertainment, healthcare and financial service industries, in 2014 and has been serving as a partner and director since then. From 2013 to the present, Mr. Xu has been serving on the board of directors of Airmedia Group Inc. (Nasdaq: AMCN). Mr. Xu received a Bachelor’s degree in Business Administration from Tianjin University of Commerce of People’s Republic of China.

Mr. Peng Jin, 41, has been a managing partner of Bison since August 2014, and a director since March 2017. From 2008 to 2014, Mr. Jin served as a partner of Keystone Ventures. Mr. Jin received a Bachelor’s degree in Finance of Information Systems from New York University, Stern School of Business.

On November 1, 2017, the Company’s Board approved, and the Company entered into, indemnification agreements with Mr. Peixin Xu and Peng Jin. The newly appointed directors were not provided with any compensation in connection with their appointment.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 set forth above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation as of October 31, 2017.

10.1	Stock Purchase Agreement, dated as of November 1, 2017, between the Company and Christopher J. McGurk.

10.2	Registration Rights Agreement, dated as of November 1, 2017, between the Company and the purchasers listed on Schedule I therein.

10.3	Form of Voting Agreement.

99.1	Press release of the Company dated November 1, 2017.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of November 6, 2017

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	President, Digital Cinema, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation as of October 31, 2017.

10.1	Stock Purchase Agreement, dated as of November 1, 2017, between the Company and Christopher J. McGurk.

10.2	Registration Rights Agreement, dated as of November 1, 2017, between the Company and the purchasers listed on Schedule I therein.

10.3	Form of Voting Agreement.

99.1	Press release of the Company dated November 1, 2017.

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